                                                                    EXHIBIT 21.1

                                  SUBSIDIARIES

         COMPANY                                              JURISDICTION OF ORGANIZATION
         -------                                              ----------------------------

1. Citrix Systems Netherlands, B.V.*                          The Netherlands
2. Citrix Systems VI, Inc.                                    Virgin Islands
3. Citrix Systems Canada, Inc.                                Canada
4. Citrix Systems Ges. mbH*                                   Austria
5. Citrix Systems GmbH*                                       Germany
6. Citrix Systems UK Limited*                                 England
7. Citrix Systems Japan Kabushiki Kaisha*                     Japan
8. Citrix Systems Asia Pacific Pty Ltd.*                      Australia
9. Citrix Systems Singapore Pte Ltd.*                         Singapore
10. Citrix Systems (Research & Development) Ltd. (UK)         England
11. Citrix Capital Corp.                                      Nevada, USA
12. Citrix Systems Italia S.r.L.*                             Italy
13. Viewsoft, Inc.                                            Delaware, USA
14. Citrix Sistemas de Mexico, S de RL De CV                  Mexico
15. Citrix Sistemas do Brasil Ltda                            Brazil
16. Citrix Systems Intl. Gmbh                                 Switzerland
17. Citrix Systems Sweden AB*                                 Sweden
18. Citrix Systems Denmark ApS*                               Denmark
19. Citrix Systems Spain, SL*                                 Spain
20. Citrix Systems Hong Kong Limited*                         Hong Kong
21. Citrix Systemes France SARL*                              France
22. Citrix Development Corp.                                  Delaware, USA
23. Citrix Systems Finland Oy*                                Finland
24. Citrix Systems India Private, Ltd.*                       India
25. Citrix Software Limited                                   India
26. Citrix Systems Ireland *                                  Ireland
27. Citrix Systems Capital and Finance                        Luxemburg
28. Citrix Systems Poland Sp. Z.o.o                           Poland
29. South Africa (Pty) Ltd.*                                  South Africa
30. Citrix Systems Belgium S.A.R.L.*                          Belgium

------------
* Wholly owned subsidiaries of Citrix Systems Intl. Gmbh